Exhibit 10.6

INDEMNIFICATION AGREEMENT

NEW ICELAND ARCTIC ACQUISITION CORP.

This Agreement is made and entered into as of ________, 2026 between New Iceland Arctic Acquisition Corp., a Cayman Islands exempted company (the “Company”), and __________________ as a director of the Company (“Director”).

RECITALS:

A. At the request of the Company, Director will serve as a director of the Company. As such, Director may be subjected to claims, suits or Proceedings (as herein defined);

B. Director has indicated that it is a condition of Director’s acceptance and continuing in such service that, among other things, the Company agrees to indemnify Director against liabilities, expenses and costs incurred in connection with any such claims, suits or proceedings, in accordance with, and to the fullest extent permitted by, the Companies Act (As Revised) of the Cayman Islands; and

C. The Company’s amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands contemplate that contracts may be made between the Company and officers or directors with respect to indemnification.

AGREEMENT:

Now, therefore, in consideration of Director’s acceptance and continuation of service as a Director, and in consideration of the mutual covenants stated herein, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

1.1 Act. The term “Act” means the Companies Act (As Revised) of the Cayman Islands as it exists on the date of this Agreement and as it may be hereafter amended from time to time. In the case of any amendment of the Companies Act (As Revised) of the Cayman Islands after the date of this Agreement, when used in reference to an act or omission occurring prior to effectiveness of such amendment, the term “Act” shall include such amendment only to the extent that the amendment permits the Company to provide broader indemnification rights than the Companies Act (As Revised) of the Cayman Islands permitted the Company to provide at the date of this Agreement and prior to the amendment.

1.2 Proceeding. The term “Proceeding” means any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

1.3 ERISA. The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2. Agreement to Indemnify. The Company shall indemnify, and keep indemnified, Director in accordance with, and to the fullest extent permitted or required by, the Act from and against any judgments, penalties, fines (including but not limited to ERISA excise taxes), amounts paid in settlement and reasonable expenses (including but not limited to expenses of investigation and preparation and fees and disbursements of Director’s counsel, accountants or other experts) actually incurred by Director in connection with any Proceeding in which Director was or is made a party or was or is involved (for example, as a witness) because Director is or was a director of the Company except with respect to any liability arising through Director’s own actual fraud, willful default or willful neglect. Notwithstanding anything to the contrary in this Agreement, Director hereby waives any right, title, interest or claim of any kind in or to any monies in the trust account established in connection with the Company’s initial public offering and agrees not to seek recourse against such trust account for any reason whatsoever.

3. Mutual Acknowledgment. Both the Company and Director acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Director acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable, and federal legislation prohibits indemnification for certain ERISA violations. Director understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Director.

4. Partial Indemnification. If Director is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses or other indemnifiable amounts in respect of a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Director for the portion thereof to which Director is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an indemnifiable event or in defense of any issue or matter therein, including dismissal without prejudice, Director shall be indemnified against all expenses incurred in connection therewith. Attorneys’ fees and expenses shall not be prorated but shall be deemed to apply to the portion of indemnification to which Director is entitled.

5. Insurance. So long as Director may be subject to any possible Proceeding by reason of the fact that Director is or was a director of the Company, to the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage applicable to any then current director of the Company.

6. Advances. In the event of any Proceeding in which Director is a party or is involved and which may give rise to a right of indemnification from the Company pursuant to this Agreement, following written request to the Company by Director, the Company shall pay to Director, in accordance with and to the fullest extent permitted or required by the Act, amounts to cover reasonable expenses incurred by Director in such Proceeding in advance of its final disposition upon receipt of (a) a written affirmation by Director of Director’s good faith belief that Director has met any applicable standard of conduct; (b) a written undertaking executed by or on behalf of Director to repay the advance if it shall ultimately be determined that Director did not meet such standard of conduct; and (c) satisfactory evidence as to the amount of such expenses.

7. Burden of Proof. If under applicable law, the entitlement of Director to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that Director did not act in accordance with such standard shall rest with the Company. Director shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that Director has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by Director shall be made by the Board of Directors of the Company or such other body or persons as may be permitted by the Act. For purposes of this Agreement, unless otherwise expressly stated, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Director did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8. Notice to the Company. Director shall notify the Secretary of the Company in writing of any matter for which Director intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Director of written notice thereof; provided, however, that delay in so notifying the Company shall not constitute a waiver or release by Director of rights hereunder.

9. Address for Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile or other electronic transmission (e.g., .pdf file), nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

9.1 If to the Company:

New Iceland Arctic Acquisition Corp.

1300 Jackson Street, Suite 100

Golden, CO 80401

Email: heath@newicelandadvisors.com

Attn: Chief Financial Officer

9.2 If to the Director, to the address set forth on the signature page hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the email addresses specified above (or at such other mailing address or email address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

10. Counsel for Proceeding. In the event of any Proceeding in which Director is a party or is involved and which may give rise to a right of indemnification hereunder, the Company shall have the right to retain counsel reasonably satisfactory to Director to represent Director and any others the Company may designate in such Proceeding. In any such Proceeding, Director shall have the right to retain Director’s own counsel, but the fees and expenses of such counsel shall be at the expense of Director unless (a) the retention of such counsel has been specifically authorized by the Company; (b) representation of Director and another party by the same counsel would be inappropriate, in the reasonable judgment of Director, due to actual or potential differing interests between them (as might be the case for representation of both the Company and Director in a Proceeding by or in the right of the Company); (c) the counsel retained by the Company and satisfactory to Director has advised Director, in writing, that such counsel’s representation of Director would be likely to involve such counsel in representing differing interests which could adversely affect either the judgment or loyalty of such counsel to Director, whether it be a conflicting, inconsistent, diverse or other interest; or (d) the Company shall fail to retain counsel for Director in such Proceeding. Notwithstanding the foregoing, if an insurance carrier has supplied directors’ and officers’ liability insurance covering a Proceeding and is entitled to retain counsel for the defense of such Proceeding, then the insurance carrier shall retain counsel to conduct the defense of such Proceeding unless Director and the Company concur in writing that the insurance carrier’s doing so is undesirable. The Company shall not be liable under this Agreement for any settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Director without Director’s written consent. Consent to a proposed settlement of any Proceeding shall not be unreasonably withheld by either the Company or Director.

11. Enforcement. The Company acknowledges that Director is relying upon this Agreement in serving as a director of the Company. If a claim for indemnification or advancement of expenses is not paid in full by the Company within ninety (90) days after a written claim has been received from Director by the Company, Director may at any time bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in such suit, Director shall also be entitled to be paid all reasonable fees and expenses (including without limitation fees of counsel) in bringing and prosecuting such claim. Whether or not Director has met any applicable standard of conduct, the Court in such suit may order indemnification or the advancement of expenses as the Court deems proper (subject to any express limitation of the Act). Further, the Company shall indemnify Director from and against any and all expenses (including attorneys’ fees) and, if requested by Director, shall (within ten business days of such request) advance such expenses to Director, which are incurred by Director in connection with any claim asserted against or suit brought by Director for recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Director is unsuccessful in whole or in part in such claim or suit.

12. Proceedings by Director. The Company shall indemnify Director and advance expenses to Director in connection with any Proceeding (or part thereof) initiated by Director only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

13. Nonexclusivity. The rights of Director for indemnification and advancement of expenses under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Director may be entitled under the Cayman Islands law, the Company’s amended and restated memorandum and articles of association, vote of shareholders or otherwise.

14. Miscellaneous.

14.1 Effectiveness. This Agreement is effective for, and shall apply to, (i) any claim which is asserted or threatened before, on or after the date of this Agreement but for which no action, suit or Proceeding has actually been brought prior to the date of this Agreement and (ii) any action, suit or Proceeding which is threatened before, on or after the date of this Agreement but which is not pending prior to the date of this Agreement. Thus, this Agreement shall not apply to any action, suit or Proceeding which has actually been brought before the date of this Agreement. So long as the foregoing standard of effectiveness has been satisfied, this Agreement shall be effective for and shall be applied to acts or omissions prior to, on or after the date of this Agreement.

14.2 Survival; Continuation. The rights of Director hereunder shall inure to the benefit of the Director (even after Director ceases to be a director), Director’s personal representative, heirs, executors, administrators and beneficiaries; and this Agreement shall be binding upon the Company, its successors and assigns. The rights of Director under this Agreement shall continue so long as Director may be subject to any possible Proceeding because of the fact that Director was a director of the Company. If the Company sells, leases, exchanges or otherwise disposes of, in a single transaction or series of related transactions, all or substantially all of its property and assets, the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the person or entity acquiring such property and assets shall become bound by and replace the Company under this Agreement.

14.3 Governing Law. This Agreement shall be governed by the laws of the Cayman Islands.

14.4 Severability. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and all other provisions shall remain in full force and effect.

14.5 Amendments; Waiver. No amendment, termination or cancellation of this Agreement shall be effective unless in writing signed by the Company and Director. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions in this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver, unless expressly agreed in writing signed by the Company and Director.

14.6 Other Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against or involving Director to the extent Director has otherwise actually received payment (under any insurance policy, the Company’s amended and restated memorandum and articles of association or otherwise) of the amounts otherwise indemnifiable hereunder. Director shall repay to the Company the amount of any payment the Company makes to Director under this Agreement in connection with any Proceeding against or involving Director, to the extent Director has otherwise actually received payment (under any insurance policy, the Company’s amended and restated memorandum and articles of association or otherwise) of such amount.

14.7 Subrogation. In the event of payment under this Agreement the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

14.8 Headings. The headings in this Agreement are for convenience only and are not to be considered in construing this Agreement.

14.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one document.

14.10 Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

[Signature Page Follows]

The parties have executed this Agreement as of the day and year first above stated.

Company:	Director:

NEW ICELAND ARCTIC ACQUISITION CORP.

By:

Address for Notice:

Email:

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